EXHIBIT 99.1

Fluidigm Announces First Quarter Financial Results and Operational Progress

Product Innovations in Mass Cytometry and Genomics

Total Revenue of $25.2 million, Genomics Revenue Growth of 18 Percent

SOUTH SAN FRANCISCO, Calif., May 03, 2018 (GLOBE NEWSWIRE) -- Fluidigm Corporation (NASDAQ:FLDM) today announced financial results for the first quarter ended March 31, 2018.

Total revenue for the first quarter was $25.2 million, a decrease of 1% from $25.5 million in the first quarter of 2017 and a decrease of 9% from $27.7 million in the fourth quarter of 2017. GAAP net loss for the first quarter of 2018 was $13.2 million, compared with a GAAP net loss of $17.2 million for the first quarter of 2017. Non-GAAP net loss for the first quarter of 2018 was $6.3 million, compared with a $9.6 million non-GAAP net loss for the first quarter of 2017 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“In the first quarter of 2018, Fluidigm posted strong growth in genomics as well as increased revenue in consumables and services,” said Chris Linthwaite, President and CEO. “Overall results were in line with our expectations and reflect operating leverage as well as improvements in gross margin. Although mass cytometry instrument sales fell short of expectations, we posted double-digit mass cytometry consumables growth and pull-through that exceeded our guidance. The robust opportunity pipeline for new mass cytometry system placements bodes well for growth in 2018. Equally, our increasing sales of genomics consumables and related systems is encouraging.

“Continued investment in research and development, a key pillar of our growth thesis, resulted in two innovative product launches early in the second quarter,” added Linthwaite. “In addition, we strengthened our balance sheet via the exchange of $150 million of outstanding convertible notes for new convertible notes with a later initial ‘put’ date of February 2023, compared to February 2021 in the prior notes, and new conversion features.

“We believe our instruments and systems will become indispensable tools for health care decision making, and we are excited about 2018 as we execute on our strategic roadmap for mass cytometry and high-throughput and single-cell genomics.”

First Quarter 2018 Performance

Revenue of $25.2 million by category:

  Instrument revenue decreased 30% to $7.5 million from $10.7 million in the year ago period. Lower revenue from mass cytometry instruments was partially offset by increased revenue from genomics instruments. Notably, instrument revenue in the prior year period benefited from the fulfillment of a substantial portion of the initial orders for the Hyperion™ Imaging System and Hyperion Tissue Imager by early-adopting customers.

  Consumables revenue increased 23% to $13.0 million from $10.6 million in the year ago period, with growth across both mass cytometry reagents and high-throughput genomics products, partially offset by decreased revenue from single-cell genomics products.

  Service revenue of $4.8 million increased 15% over the year ago period, primarily due to growth in service for mass cytometry systems globally.

Revenue of $25.2 million by market:

  Genomics revenue, comprising instruments, consumables, and service, increased 18% to $16.3 million from $13.8 million in the prior year period. Genomics product revenue increased 22% to $13.8 million from $11.3 million in the prior year period, mainly due to increased revenue from high-throughput genomics products, partially offset by a decrease in single-cell genomics products.

  Mass cytometry revenue, comprising instruments, consumables, and service, decreased 23% to $9.0 million from $11.7 million in the prior year period. Mass cytometry product revenue decreased 33% to $6.6 million from $10.0 million in the prior year period due to decreased revenue from instruments, partially offset by increased revenue from consumables. As noted above, mass cytometry revenue in the prior year period benefited from instrument orders for the Hyperion Imaging System and Hyperion Tissue Imager by early-adopting customers.

Total revenue by geographic area:

Geographic Area	Revenue by Geography	Year-over-Year Change	% of Total Revenue
United States	$10.1 million	(15%)	40%
Europe	$8.5 million	11%	34%
Asia-Pacific	$5.9 million	19%	23%
Other	$0.7 million	(33%)	3%

Product margin:
GAAP product margin was 50.1% in the first quarter of 2018 compared to 49.1% in the year ago period. Non-GAAP product margin was 67.2% in the first quarter of 2018 compared to 66.4% in the year ago period. The year-over-year increase in product margins was primarily due to lower genomics unit product costs for both instruments and consumables from higher production volumes. The increase in GAAP product margin was partially offset by fixed amortization over lower revenue in the first quarter of 2018. (See accompanying table for the reconciliation of GAAP and non-GAAP product margins.)

Cash, cash equivalents, and investments as of March 31, 2018:
Cash, cash equivalents, and investments as of March 31, 2018, were $47.3 million. Cash, cash equivalents, and investments as of December 31, 2017, were $63.1 million

Operational and Business Highlights

  $150 Million Convertible Debt Exchange: Fluidigm exchanged $150 million of its outstanding convertible notes for new convertible notes with a later initial “put” date and new conversion features (including a reduced conversion price and an issuer conversion option, as described in more detail in our Annual Report on Form 10-K). The exchange improves Fluidigm’s capital structure, providing more secure footing for strategic growth.
  Maxpar® Human Immune Monitoring Panel Kit: Early in the second quarter, Fluidigm launched the Maxpar Human Immune Monitoring Panel Kit for comprehensive immune cell profiling in cancer and immune-mediated diseases. Designed for use with the Helios™ mass cytometry system, the product is offered as a proven mass cytometry workflow and marks a significant step forward in high-parameter immune profiling.

  Advanta™ CFTR NGS Library Prep Assay: In April, the company introduced a highly efficient and scalable next-generation sequencing library prep workflow for sequencing of the cystic fibrosis transmembrane conductance regulator (CFTR) gene. The product was developed for research use with the Juno™ system, and will complement the CFTR sequencing assay currently in development with Baylor Genetics.

  Brad Kreger Named SVP, Global Operations: Life sciences industry veteran Brad Kreger now leads manufacturing, supply chain, and demand planning for Fluidigm on a global basis. Kreger is charged with driving long-term changes to deliver on a strategic imperative to improve the customer experience through operational efficiencies, product quality, infrastructure, and execution. He joined the company in April.

Second Quarter 2018 Guidance

  Total revenue of $25 million to $28 million.
  GAAP operating expenses of $27 million to $28 million.
  Non-GAAP operating expenses of $24.5 million to $25.5 million excluding stock-based compensation and depreciation and amortization expenses of approximately $1.5 million and $1 million, respectively.
  Total cash outflow of $6 million to $7 million including $2.8 million related to the convertible debt exchange.

Conference Call Information
Fluidigm will host a conference call today, May 3, 2018, at 2:00 p.m. PT (5:00 p.m. ET) to discuss first quarter 2018 financial results and operational progress. Individuals interested in listening to the conference call may do so by dialing (877) 556-5248 for domestic callers, or (720) 545-0029 for international callers. Please reference Conference ID 7270388. Interested parties may access the live teleconference in the Investors section of the company’s website at http://investors.fluidigm.com/events.cfm. The link will not be active until 1:45 p.m. PT (4:45 p.m. ET) on May 3, 2018.

A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), Conference ID 7270388. The conference call will also be archived on the Fluidigm Investors page at http://investors.fluidigm.com/.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended March 31, 2018, and March 31, 2017, as well as projected for the second quarter of 2018. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Our estimates of forward-looking non-GAAP operating expenses exclude estimates for stock-based compensation expense and depreciation and amortization; loss on disposal of property and equipment; future changes relating to developed and acquired technologies; other intangible assets; and income taxes, among other items, certain of which are presented in the table accompanying our earnings release. The time and amount of certain material items needed to estimate non-GAAP financial measures are inherently unpredictable or outside of our control. Material changes to any of these items could have a significant effect on guidance and future GAAP results. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding anticipated growth in sales pipeline and associated growth in revenues, strategic initiatives and their anticipated benefits, including the potential for growing demand for Fluidigm products in various markets, anticipated benefits of corporate and commercial transactions and product introductions, and projected revenues, expenses, and cash flows for the second quarter of 2018. Forward‑looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to introductions of new products driving volatility in revenue from period to period; the future financial performance of Fluidigm product lines; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; Fluidigm research and development, sales, marketing, and distribution plans and capabilities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in the Fluidigm Annual Report on Form 10-K for the year ended December 31, 2017, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for markets such as mass cytometry, high-throughput genomics, and single‑cell genomics. We sell to leading academic institutions, clinical research laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multiparameter mass cytometry technology and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (https://www.facebook.com/fluidigm), and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Fluidigm, the Fluidigm logo, Advanta, Helios, Hyperion, Juno, and Maxpar are trademarks and/or registered trademarks of Fluidigm Corporation. All other trademarks are the sole property of their respective owners.

Contact

Investors:
Ana Petrovic
Director, Corporate Development and Investor Relations
Fluidigm Corporation
650 243 6628
ana.petrovic@fluidigm.com

Media:
Mark Spearman
Senior Director, Corporate Communications
Fluidigm Corporation
650 243 6621
mark.spearman@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2018	2017
Revenue:
Instruments	$7,520	$10,737
Consumables	12,957	10,570
Product revenue	20,477	21,307
Service revenue	4,771	4,167
License revenue	-	59
Total revenue	25,248	25,533
Costs and expenses:
Cost of product revenue	10,222	10,851
Cost of service revenue	1,598	1,118
Research and development	7,256	8,524
Selling, general and administrative	18,805	22,576
Total costs and expenses	37,881	43,069
Loss from operations	(12,633)	(17,536)
Interest expense	(1,889)	(1,455)
Other income, net	92	9
Loss before income taxes	(14,430)	(18,982)
Income tax benefit	1,183	1,780
Net loss	$(13,247)	$(17,202)

Net loss per share, basic and diluted	$(0.34)	$(0.59)

Shares used in computing net loss per share, basic and diluted	38,856	29,239

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2018	December 31, 2017 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,972	$58,056
Short-term investments	5,282	5,080
Accounts receivable, net	16,267	15,049
Inventories	15,253	15,088
Prepaid expenses and other current assets	2,227	1,528
Total current assets	81,001	94,801
Property and equipment, net	11,433	12,301
Other non-current assets	7,360	7,541
Developed technology, net	65,800	68,600
Goodwill	104,108	104,108
Total assets	$269,702	$287,351

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,206	$4,211
Accrued compensation and related benefits	10,045	10,535
Other accrued liabilities	7,808	8,490
Deferred revenue, current portion	10,645	10,238
Total current liabilities	33,704	33,474
Convertible notes, net	164,156	195,238
Deferred tax liability, net	15,574	16,919
Other non-current liabilities	7,694	10,785
Total liabilities	221,128	256,416
Total stockholders' equity	48,574	30,935
Total liabilities and stockholders' equity	$269,702	$287,351

(1) Derived from audited consolidated financial statements

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Operating activities
Net loss	$(13,247)	$(17,202)
Depreciation and amortization	1,983	1,951
Stock-based compensation expense	1,747	2,446
Amortization of developed technology	2,800	2,800
Other non-cash items	(58)	(126)
Changes in assets and liabilities, net	(9,401)	1,643
Net cash used in operating activities	(16,176)	(8,488)

Investing activities
Purchases of investments	(186)	(1,183)
Proceeds from sales and maturities of investments	-	19,375
Purchases of property and equipment	(77)	(692)
Net cash (used in) provided by investing activities	(263)	17,500

Financing activities
Payment of debt issuance costs	(82)	-
Proceeds from issuance of common stock through stock plans, net of tax	-	3
Proceeds from exercise of stock options	24	-
Net cash (used in) provided by financing activities	(58)	3

Effect of foreign exchange rate fluctuations on cash and cash equivalents	413	37
Net (decrease) increase in cash and cash equivalents	(16,084)	9,052
Cash and cash equivalents at beginning of period	58,056	35,045
Cash and cash equivalents at end of period	$41,972	$44,097

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2018	2017

Net loss (GAAP)	$(13,247)	$(17,202)
Stock-based compensation expense	1,747	2,446
Amortization of developed technology (a)	2,800	2,800
Interest expense (b)	1,889	1,455
Depreciation and amortization	1,433	1,871
Benefit from acquisition related income taxes (c)	(916)	(1,003)
Net loss (Non-GAAP)	$(6,294)	$(9,633)
Shares used in net loss per share calculation -
basic and diluted (GAAP and Non-GAAP)	38,856	29,239

Net loss per share - basic and diluted (GAAP)	$(0.34)	$(0.59)
Net loss per share - basic and diluted (Non-GAAP)	$(0.16)	$(0.33)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended March 31,
	2018	2017
Product margin (GAAP)	$10,255	$10,456
Amortization of developed technology (a)	2,800	2,800
Depreciation and amortization (d)	510	551
Stock-based compensation expense (d)	204	340
Product margin (Non-GAAP)	$13,769	$14,147

Product margin percentage (GAAP)	50.1%	49.1%
Product margin percentage (Non-GAAP)	67.2%	66.4%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,
	2018	2017
Operating expenses (GAAP)	$26,061	$31,100
Stock-based compensation expense (e)	(1,543)	(2,106)
Depreciation and amortization (e)	(923)	(1,320)
Operating expenses (Non-GAAP)	$23,595	$27,674

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended March 31,
	2018	2017
Loss from operations (GAAP)	$(12,633)	$(17,536)
Stock-based compensation expense	1,747	2,446
Amortization of developed technology (a)	2,800	2,800
Depreciation and amortization (e)	1,433	1,871
Loss from operations (Non-GAAP)	$(6,653)	$(10,419)

(a) represents amortization of developed technology in connection with the DVS acquisition
(b) represents interest expense on Senior Convertible Notes
(c) represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d) represents expense associated with cost of product revenue
(e) represents expense associated with research and development, selling, general and administrative activities